Exhibit 99.2
Broadspire Management Services, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	(Unaudited)	*
	June 30,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$12,110	$19,411
Accounts receivable, net	17,864	25,010
Escrow receivable	18,000	—
Accrued service fees	4,191	3,542
Receivable held in trust — current portion	11,895	13,673
Receivable from Platinum	235,276	105,330
Prepaid expenses — current portion	3,847	5,319
Assets of discontinued operations	—	19,433

Total current assets	303,183	191,718

Property and equipment, net	5,303	6,224
Capitalized software development costs, net	2,356	6,935
Receivable held in trust, net of current portion	15,279	19,821
Escrow receivable, net of current portion	8,000	—
Client funds	63,257	70,473
Prepaid expenses, net of current portion	1,968	609
Intangible assets, net	3,711	4,287
Goodwill	8,691	11,796

Total assets	$411,748	$311,863

Liabilities
Accounts payable and accrued liabilities	$41,120	$44,472
Claims payable	260	1,361
Payable to former owners of acquired businesses	4,140	353
Deferred revenues — current portion	57,573	45,477
Deferred lease obligations — current portion	341	559
Liabilities of discontinued operations	—	12,758

Total current liabilities	103,434	104,980

Deferred revenues, net of current portion	69,820	93,886
Client escrow deposits	62,997	69,113
Deferred lease obligations, net of current portion	4,023	3,895

Total liabilities	240,274	271,874

Excess of fair value over cost — continuing operations	3,305	7,175

Shareholder’s Investment

Common stock, $.01 par value (1,000 shares authorized; 100 shares issued and outstanding)	—	—
Retained earnings	168,169	32,814

Total shareholder’s investment	168,169	32,814

Total liabilities and shareholder’s investment	$411,748	$311,863

*	derived from the audited Consolidated Balance Sheet.
See accompanying notes.

Broadspire Management Services, Inc. and Subsidiary
Condensed Consolidated Statements of Income
Unaudited
(In thousands)

	Six months ended
	June 30,	June 30,
	2006	2005
Revenues:
Revenues before reimbursements	$104,178	$125,340
Expense reimbursements	2,839	1,739

Total revenues	107,017	127,079

Expenses:
Salaries and benefits	70,695	81,570
Consulting and professional fees	15,059	16,004
Occupancy	10,856	11,309
Insurance	2,547	3,240
Sales, general and administrative	7,415	4,000
Management and other services fees to Platinum	3,734	6,644
Depreciation and amortization	6,683	6,496

Total expenses	116,989	129,263

Operating (loss)	(9,972)	(2,184)

Other income (expenses):
Interest income	7,270	3,121
Interest expense	(24)	(374)
Other, net	418	48

Total other income	7,664	2,795

(Loss) Income from continuing operations before income taxes	(2,308)	611
State income taxes	191	84

(Loss) Income from continuing operations	(2,499)	527
(Loss) Income from discontinued operations	(6,143)	2,398
Gain on sale of discontinued operations	143,997	—

Net income	$135,355	$2,925

See accompanying notes.

Broadspire Management Services, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Six months ended
	June 30,	June 30,
	2006	2005
Cash flows from operating activities
(Loss) Income from continuing operations	$(2,499)	$527
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Depreciation and amortization	6,683	6,496
Provision for doubtful accounts	277	22
Accrued interest income from Platinum	(4,447)	(1,750)
Changes in assets and liabilities, net of assets acquired, liabilities assumed, assets sold, and liabilities extinguished:
Accounts receivable	6,869	3,954
Accrued service fees	(1,062)	4,931
Prepaid expenses	113	5,598
Client funds	7,216	15,925
Accounts payable and accrued liabilities	(3,352)	(7,304)
Claims payable	(1,101)	(4,878)
Payable to former owners	4,296	3,351
Deferred revenues	(11,970)	(25,978)
Client escrow deposits	(6,116)	(12,147)
Deferred lease obligations	(90)	(69)

Net cash used in operating activities from continuing operations	(5,183)	(11,322)
Net cash (used in) provided by operating activities of discontinued operations	(10,408)	820

Net cash used in operating activities	(15,591)	(10,502)

Cash flows from investing activities
Net cash received for net liabilities assumed	6,320	10,224
Proceeds from sale of Disability business	132,500	—
Adjustment to purchase prices for acquired businesses	(4,010)	(24,345)
Issuance of notes receivable to Platinum	(132,500)	(13,000)
Short-term advances to Platinum	—	(27,000)
Repayment of short-term advances by Platinum	7,000	61,000
Capital expenditures	(607)	(447)

Net cash provided by investing activities — continuing operations	8,703	6,432
Net cash used in investing activities — discontinued operations	(195)	(1,215)

Net cash provided by investing activities	8,508	5,217

Cash flows from financing activities
Repayment of capital lease obligations	(218)	(203)

Net cash used in financing activities	(218)	(203)

Net decrease in cash and cash equivalents	(7,301)	(5,488)
Cash and cash equivalents — beginning of period	19,411	15,080

Cash and cash equivalents — end of period	$12,110	$9,592

See accompanying notes.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1.	Organization and Basis of Presentation
Organization
Broadspire Management Services, Inc. (the Company) was a wholly-owned subsidiary of Platinum Equity, LLC (Platinum) until October 31, 2006. See Note 10, Subsequent Events.
The Company is an independent provider of claim administration, medical management, and integrated absence management services to insurance companies and corporate entities throughout the United States and Canada. Services that are provided include workers’ compensation claim administration, property and casualty claim administration, claim investigation, medical bill review, utilization management, short and long-term disability claims management, as well as Family Medical Leave Act (FMLA) administration.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements for Broadspire Management Services, Inc. (“the Company”) have been prepared in accordance with United States generally accepted accounting principles for interim financial statements. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006 or other future periods.
The Condensed Consolidated Balance Sheet presented herein for December 31, 2005 has been derived from the audited consolidated financial statements as of that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
2.	Summary of Significant Accounting Policies
Fair Value of Financial Instruments
The fair value of financial instruments classified as cash and cash equivalents, trade and other receivables, accounts payable, and accrued expenses approximate carrying value due to the short-term nature of these financial instruments.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less.
Property and Equipment
Property and equipment is recorded at cost and carried at cost less accumulated depreciation and amortization. Expenditures that substantially increase the useful lives of existing assets are capitalized. Routine maintenance and repairs are charged to operations as incurred. Depreciation and amortization are computed by the straight-line method using the estimated useful lives of the assets.
Capitalized Software Development Costs
Capitalized software development costs include costs related to internally developed or purchased software for internal use that are capitalized and amortized on a straight-line basis over periods ranging from 3-5 years.
Impairment of Long-Lived Assets
The Company regularly evaluates whether events and changes in circumstances have occurred which indicate that the carrying amounts of long-lived assets (primarily property and equipment, capitalized software development costs and finite lived intangible assets) may warrant revision or may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company performs an impairment test in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In the opinion of the

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Company, no long-lived assets are impaired as of June 30, 2006 based on the current operations of the Company.
Revenue Recognition
The Company’s revenues are comprised of casualty claim administration service fees, long-term and short-term disability claim administration service fees, field and telephonic case management fees, utilization review fees, medical bill review fees, consulting service fees for risk and safety, and expense reimbursements for certain out-of-pocket costs incurred in administering claims. All services except casualty and long-term disability claim administration service fees are billed based on services already rendered and are therefore currently earned. Billings for casualty and long-term disability claim administration service fees are subject to deferral.
For casualty claim service arrangements where services are provided for the length of the contract (typically one- or two-year basis), the Company is paid one fee for the initial term of the contract and an additional fee is received on each anniversary date that the claim remains open. Claim service fees for life of contract arrangements are recognized as revenue on a straight-line basis over the term of the contract.
For casualty claim service arrangements where the services are provided for the life of the claim, the Company is generally paid one fee for the life of the claim, regardless of the ultimate duration of the claim. The claim service contracts generally allow for monthly or quarterly billings based on estimated claim counts with annual adjustment billings based on actual claim counts beginning six months after the initial contract period. Claim service fees for life of claim arrangements are recognized as revenue based on the pattern of expected servicing activity over the estimated life of the outstanding claims. This pattern is primarily based on an historical evaluation of actual claim closing rates by major lines of business and revenue recognition is adjusted for material changes on a periodic basis.
For long-term disability claim service arrangements, the Company is generally paid one fee for the life of the claim based on a percentage of the insurance premium collected by the Company’s customers. Claim service fees for long-term disability claim arrangements are recognized as revenue based on the pattern of expected servicing activity over the estimated life of the outstanding claims.
Allowance for Doubtful Accounts
The Company maintains an allowance for doubtful accounts relating to accounts receivable for service fees and the inability of clients to make required payments within contractual terms. The Company does not obtain collateral from its clients for service fees. The Company reviews each billed service fee receivable to provide an allowance for balances estimated to be uncollectible. These allowances are estimated by considering any known collection issues, the general credit worthiness of clients, and a general reserve on balances not considered in the specific reserves allowances.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Income Taxes
As the sole owner of the Company, Platinum elected to treat the Company as a subchapter S Corporation for federal income tax purposes. The Company also elected to treat its subsidiary, Broadspire Services, Inc. and all of Broadspire Services, Inc.’s subsidiaries, as qualified subchapter S subsidiaries (QSSS). A QSSS is treated as “disregarded” for federal and most state income tax purposes and, as a result, is not liable for federal and most state income taxes. Therefore, the Company’s taxable income is included in the income tax returns of its shareholder. Some states either do not follow the federal treatment of S Corporations, or do not recognize the disregarded entity status of a QSSS. In those states, the Company will continue to be subject to entity-level taxes. Furthermore, there are certain states that assess a minimum tax or a tax based on gross receipts. Accordingly, for these various states, the Company accounts for income taxes in accordance with the liability method prescribed by SFAS No. 109, “Accounting for Income Taxes”.
Unfavorable Lease Obligation
In connection with the July 22, 2003 purchase of NATLSCO, Inc., the Company assumed an obligation under a 10-year operating lease for an aircraft. Based on the Company’s evaluation of market conditions as of that date, the fair market value of the asset, and other factors, the Company determined that the remaining lease payments under the lease were in excess of the estimated current market for leasing this type of asset. As a result, the Company recorded the present value of the difference between the remaining lease payments and the estimated lease payments in the current market as an unfavorable lease obligation, which is included in deferred lease obligations in the accompanying consolidated balance sheet, and is being amortized over the remaining term of the lease through July 2011.
Deferred Lease Obligations
The Company recognizes rent expense on the straight-line basis. Actual rent is paid in accordance with the lease terms. As certain of the leases include scheduled rent increases over the lives of the leases, actual rent paid may be different than rent expense recognized on the straight-line basis. The cumulative amount of these differences is included in deferred lease obligations in the accompanying consolidated balance sheet.
Business Acquisitions
In accordance with SFAS No. 141, “Business Combinations”, the Company has allocated the net consideration received or paid to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.
Property and equipment, and capitalized software development costs were determined primarily under the cost approach, based on the estimated cost of reproducing or replacing the assets. Estimated replacement cost is determined as the cost of a new similar asset, less estimated accumulated depreciation, based on, among other factors, the age and condition of the asset. The

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
cost of a new similar asset was derived from several sources, including vendor quotations, published market prices, and the previous owners’ historical carrying value.
Deferred revenues related to claim service fees represent a legal performance obligation of the Company, and thus meet the liability recognition criteria of EITF Issue No. 01-3, “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree”. The Company has determined the fair value of deferred revenues at the acquisition date based on historical and projected claims data, including the number of claims outstanding, estimated future claims closing rates, and estimated future costs to service these claims.
All other assets acquired and liabilities assumed were recorded at historical carrying value, which management believes to approximate fair value.
Advertising Costs
Advertising costs are expensed in the period in which the costs are incurred. Advertising expenses are included in sales, general and administrative expenses in the accompanying condensed consolidated statements of income.
3.	Recent Adoption of Accounting Standards
SFAS 154
The Company adopted SFAS 154, “Accounting Changes and Error Corrections” (“SFAS 154”) on January 1, 2006. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires retrospective application for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also states that a correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction under SFAS 154 involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. The Company’s adoption of SFAS 154 did not have any impact on the Company’s financial position, results of operations, or cash flows.
4.	Pending Adoption of Recently Issued Accounting Standards
FIN 48
FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), is effective for fiscal years beginning after December 15, 2006. FIN 48 will be applicable to all routine and nonroutine positions for taxes accounted for under SFAS 109, “Accounting for Income Taxes,” by creating a single model to address uncertainties in income tax positions. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. In addition, FIN 48 removes income taxes from the scope of SFAS 5, “Accounting for Contingencies.” Due to the recent issuance of FIN 48, the Company is still evaluating the potential impact that FIN 48 may have on its consolidated financial position, results of operations, and cash flows, if any.
SFAS 157
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for years beginning after November 15, 2007, and interim periods within those years. The Company does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations, or cash flows.
5.	Comprehensive Income (Loss)
There are no differences between the Company’s Net Income (Loss) and Comprehensive Income (Loss).
6.	Business Disposals
Sale of Risk/Safety Services Business
On December 8, 2005, the Company entered into a purchase and sale agreement with Bureau Veritas S.A. and U.S. Laboratories, Inc. to sell the loss control, laboratory testing and risk and safety services business (services conducted under the NATLSCO Risk and Safety trade name). The sale closed on December 30, 2005 for $14,025,000 in cash plus $2,475,000 in escrow less certain direct costs incurred in conjunction with completing the sale and an estimated net working capital adjustment, resulting in a pre-tax gain of $12,194,000.
The following results from the risk and safety services business have been included in income from discontinued operations in the accompanying condensed consolidated statement of income for the six-month period ending June 30, 2005:

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(In 000’s)
Revenue	$7,727
Salaries and benefits	3,719
Consulting and professional fees	861
Occupancy	462
Insurance	152
Sales, general and administrative	1,691
Depreciation and amortization	217

Income from discontinued operations	$625

Sale of Disability Business
On February 27, 2006, the Company entered into a purchase agreement with Aetna Life Insurance Company (Aetna) to sell its disability management services business. The sale closed on March 31, 2006 for $134,000,000 in cash plus $26,000,000 in escrow. Net of transaction costs, the Company realized a pre-tax gain of approximately $143,997,000 at March 31, 2006.
The following results from the disability management services business have been included in income (loss) from discontinued operations in the accompanying condensed consolidated statements of income for the six-month periods ending June 30, 2006 and 2005:

	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005
	(In 000’s)
Revenue	$18,534	$41,232
Salaries and benefits	15,673	23,678
Consulting and professional fees	1,403	2,275
Occupancy	1,585	3,100
Insurance	329	1,140
Sales, general and administrative	4,579	7,614
Depreciation and amortization	1,108	1,652

(Loss) Income from discontinued operations	$(6,143)	$1,773

The following represents the assets and liabilities as of December 31, 2005 that are aggregated as assets of discontinued operations and liabilities of discontinued operations in the accompanying condensed consolidated balance sheet:

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

December 31,
2005
(In 000’s)
Accounts receivable, net	$5,244
Accrued receivables	5,267
Prepaid	34
Property and equipment, net	606
Capitalized software development costs, net	4,015
Client Funds	4,680

Assets of discontinued operations	$19,846

Accounts payable and accrued expenses	$3,213
Deferred revenues	4,866
Client escrow deposits	4,679

Liabilities of discontinued operations	$12,758

Goodwill in the amount of $3,104,000 was allocated and derecognized from the Company’s balance sheet in connection with the sale of the disability management services business.
In conjunction with the sale of the disability management services business, a contingent purchase price adjustment of $3,147,000 was paid to Lumbermens Mutual Casualty Company (LMC). This contingent purchase price adjustment relates to the portion of the disability management services business that was purchased from LMC in July 2003.
In addition to purchasing the Company’s disability management services business, Aetna entered into a sublease agreement with the Company for an office building leased by the Company under an operating lease. This building is located in Plantation, Florida, adjacent to the Company’s headquarters. The Company’s lease obligation on this office building extends through March 2014. Under the sublease arrangement between the Company and Aetna as of June 30, 2006, Aetna is obligated to pay the Company minimum sublease payments as follows:

(000’s)
Year:
Remainder of 2006	$865
2007	1,750
2008	1,776
2009	1,803
2010	1,830
Thereafter through 2014	6,138

Total minimum sublease payments to be received	$14,162

When the current sublease agreement expires in March 2014, Aetna has the option to renew the sublease agreement through December 2021. Should Aetna elect to renew through December 2021, additional sublease payments from Aetna to the Company would be approximately $14.3 million over the renewal period.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
7.	Restructuring Liability
The Company committed to a restructuring plan in 2005 and 2004 due to acquisition synergies and capacity reduction initiatives that resulted in the elimination of 218 and 449 staff positions in each respective year. Severance payments are generally paid over time and the Company anticipates paying all severance accrued during the following year. A portion of the positions eliminated were part of the Workability and RSKCo/CL purchases and were accrued in the respective opening balance sheets for these acquisitions.
The following table presents the detail of expenses included in salaries and benefits in the accompanying condensed consolidated statements of income, and the liability included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheets:

	June 30, 2006	December 31, 2005
	(In 000’s)
Balance at beginning of year	$1,174	$2,014
Capacity reduction initiatives expensed	1,778	3,045
Less payments made	(1,235)	(3,885)

Ending balance at June 30	$1,717	$1,174

8.	Ongoing Matters for Prior Business Acquisitions
Acquisition of NATLSCO
On July 22, 2003, the Company purchased 100% of the issued and outstanding stock of NATLSCO, Inc., formerly a wholly-owned subsidiary of Lumbermens Mutual Casualty Company (LMC). The purchase price, as defined, is contingent on the Company’s results of operations in the future, and will be determined over the period of January 1, 2004 through December 31, 2007. Based on the terms of the contract, the range of the contingent purchase price is between $0 and $145,000,000. Platinum has guaranteed payment of contingent purchase price obligations, if any. The contingent purchase price for 2004 of $2,852,000 was paid in 2005 and the contingent purchase price related to the sale of the risk and safety services business of $863,000 was paid in 2006. In November 2005, LMC provided a disagreement notice to Platinum formally notifying them that they are seeking to resolve the Company’s alleged breach of certain earnout reporting and payment obligations. In February 2006, Platinum and LMC engaged an independent third party as arbitrator to this dispute. The disagreement notice does not outline a specific amount being disputed.
The purchase agreement with LMC estimated the net working capital, the required cash amount, and the cash and cash equivalents on the date of acquisition. The agreement provided for LMC to

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
prepare a final statement of the net working capital, the required cash amount, and the cash and cash equivalents to be agreed to by Platinum and LMC. Such statement was prepared by LMC in January 2004. In April 2004, Platinum provided a disagreement notice to LMC formally notifying them that they disagreed with the final statement of net working capital, the required cash amount, and cash and cash equivalents. In January 2005, Platinum and LMC engaged an independent third party as arbitrator to this dispute. In June 2005, the arbitrator issued a determination resulting in a settlement of $21,493,000 plus interest due to LMC. This amount was paid to LMC in 2005.
As part of the settlement, the Company recorded accrued service fees of $3,844,000 due from LMC. The remainder of the settlement in the amount of $17,649,000 was recorded as a reduction in excess of fair value over cost. The total settlement of $21,493,000 and interest of $1,370,000 were paid during 2005. In July 2005, LMC protested the netting of the settlement with the accrued service fees and notified Broadspire that it would withhold all future payments until the full amount withheld from the settlement was recovered. In October 2005, Broadspire filed an arbitration demand seeking payment of the accrued service fees. The arbitration hearing was held in April 2006 and was settled in favor of the Company, resulting in LMC paying the Company $3,844,000 plus interest of $997,000 in October 2006.
Purchase of assets of RSKCo/CL
On March 15, 2004, the Company acquired the United States third party administrator (TPA) assets of Cunningham Lindsey Claims Management, Inc., and RSKCo Services, Inc. (collectively referred to as “RSKCo/CL”) from its parent company, Lindsey Morden Group Inc. The Purchase Agreement with RSKCo/CL entitled the Company to establish new custodial accounts for client escrow deposits transferred from RSKCo/CL. The cash held in escrow that was transferred to the Company did not equal the obligation by client. In September 2005 RSKCo/CL filed a petition and application for temporary injunction against the Company seeking the return of approximately $2.4 million of client escrow deposits. The Company believes that the return of any funds will be a reduction of the client escrow deposit liability and will have no effect on operating results.
9.	Commitments and Contingencies
Client Funds and Client Escrow Deposits
The Company maintains funds in trust to administer claims for certain clients. Upon receipt of these funds, client funds are recorded as an asset and client escrow deposits are recorded as a liability. As the funds are used to pay claims, the client is billed to replenish the funds back to the required escrow deposit amount. These funds are refundable to the client upon termination of the service contract and, as such, are not available for the Company’s general operating activities.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Litigation, Claims and Assessments
In the ordinary course of business, the Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company’s management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Company’s consolidated financial statements.
In the normal course of the claims administration service business, the Company is named as a defendant in suits by insureds or claimants contesting decisions made by the Company or the Company’s clients with respect to the settlement of claims. Additionally, the Company’s clients have brought actions for indemnification on the basis of alleged negligence on the Company’s part, the Company’s agents, and the Company’s employees in rendering service to clients. The majority of these claims are of the type covered by insurance the Company maintains; however, the Company is self-insured for the deductibles under various types of insurance coverage. The errors and omissions deductible is $5,000,000 per occurrence. Reserves in the amount of $2,321,000 and $2,149,000 are included in accounts payable and accrued liabilities in the Company’s consolidated balance sheet at June 30, 2006 and December 31, 2005, respectively. In management’s opinion, adequate reserves have been provided for such self-insured risks.
Additionally, in the normal course of the claims administration service business, the Company is required to reimburse certain clients for penalties assessed by various states primarily related to delays in payment of claims. For certain types of assessments, penalties will continue to be assessed until the claim is closed. Reserves in the amount of $781,000 and $896,000 are included in accounts payable and accrued liabilities in the Company’s consolidated balance sheet at June 30, 2006 and December 31, 2005, respectively. In management’s opinion, adequate reserves have been provided for penalties that will continue to be assessed until those claims are closed.
Relationship with Former Owner NATLSCO, Inc.
As a result of downgrades of LMC’s financial strength rating by the rating agencies, and other factors, LMC decided to divest its interest in the operations of NATLSCO, Inc., which resulted in the sale to Platinum on July 22, 2003. The Company has assumed obligations to service and administer a population of claims outstanding at the acquisition date. Liquidity to support those casualty claims operations for the foreseeable future was provided by cash infused by LMC at the acquisition date, and the receivable held in trust, which has and will continue to be distributed to the Company in accordance with a Trust Agreement over the period from August 2004 through August 2012. In accordance with the Trust Agreement, the Company received distributions of $6,354,000 and $10,224,000, respectively, during the six-months ended June 30, 2006 and 2005. The Company believes that the funds that have been and will be obtained from LMC are sufficient to at least cover the actual costs that the Company will incur over the next several years to service and administer this population of claims through closure.

BROADSPIRE MANAGEMENT SERVICES, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
A significant portion of the Company’s claim management and case management revenue is from LMC. Revenues from LMC during the six months ended June 30, 2006 and 2005 were $8,631,000 and $24,100,000, respectively. Amounts receivable from LMC included in accounts receivable in the accompanying consolidated balance sheets were $5,195,000 and $6,146,000 at June 30, 2006 and December 31, 2005, respectively.
There is a significant amount of ancillary revenue related to LMC insured clients that would be at risk in the event of insolvency of LMC, however, in March 2004, LMC filed a run-off plan with the Illinois Department of Insurance. The three-year plan presents initiatives designed to help LMC meet its goal of settling valid policyholder claims in a timely manner while maximizing the value of LMC’s assets in order to enhance its ability to meet its obligations to other constituencies. The plan contains financial models that project positive surplus and liquidity through 2006, the last year addressed in the plan. This plan was approved in June 2004 by the Illinois Department of Insurance.
Statutory surplus reflected in LMC’s audited financial statements as of December 31, 2005 was $168 million.
10. Subsequent Event
On October 31, 2006, Platinum sold all of the outstanding stock of the Company to Crawford & Company for $150,000,000 cash. Effective with the sale, the Company and its subsidiary became a wholly-owned subsidiary of Crawford & Company.
As part of the purchase agreement with Crawford & Company, Platinum retained certain assets, liabilities, rights, and obligations of the Company existing on October 31, 2006. Among those retained by Platinum are:
•	All amounts included in “Receivable from Platinum” on the Company’s consolidated balance sheet.

•	Rights to receive or pay future payments, amounts held in escrow, or purchase price adjustments related to the prior sales of the Company’s disability and risk/safety businesses or related to the Company’s prior purchases covered in the Lumberman’s purchase agreement, the Lindsey Morden purchase agreement, and the Workability purchase agreement.

•	All rights and obligations under the operating lease for the aircraft.